UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 1, 2005

METRIS MASTER TRUST

METRIS RECEIVABLES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23961	41-18100301

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Town Center Drive
Las Vegas, Nevada		89144

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 417-5645.

10900 Wayzata Boulevard, Room 723, Minnetonka, Minnesota, 55305

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Amended and Restated Pooling and Servicing Agreement
Amended and Restated Pooling and Servicing Agreement
Amended and Restated Receivables Purchase Agreement
Servicing Transfer Agreement
Receivables Purchase Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On December 1, 2005, HSBC Bank Nevada, National Association (“HSBC Bank”) merged with Direct Merchants Credit Card Bank, National Association (“DMCCB”) with HSBC Bank as the surviving entity (the “Merger”). Prior to the Merger, DMCCB had transferred certain credit card account receivables, which have not subsequently been retransferred or otherwise sold (the “Receivables”), to its affiliate, Metris Companies Inc. (“MCI”), pursuant to the Second Amended and Restated Bank Receivables Purchase Agreement, dated as of January 22, 2002 (the “DMCCB-MCI RPA”), among DMCCB and MCI. Following the transfer of Receivables by DMCCB, MCI transferred the Receivables to an affiliate, Metris Receivables, Inc. (“MRI” or the “Registrant”), pursuant to the Second Amended and Restated Receivables Purchase Agreement, dated as of January 22, 2002 (the “MCI-MRI RPA”), among MCI and the Registrant. The Registrant, in turn, transferred the Receivables to U.S. Bank National Association, as trustee (the “Trustee”) of the Securityholders (as defined in the Second Pooling Agreement) of the Metris Master Trust, pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 22, 2002 (the “Second Pooling Agreement”), by and among DMCCB, as servicer, the Registrant, as transferor, and the Trustee.
     In connection with the Merger, and as part of the acquisition of MCI by HSBC Finance Corporation (“HSBC Finance”), MRI will be owned by HSBC Finance. The new address of MRI will be 1111 Town Center Drive, Las Vegas, Nevada 89144.
     Following the Merger, HSBC Bank will transfer Receivables to Household Receivables Acquisition Company II (“HRAC II”) pursuant to the Second Amended and Restated Receivables Purchase Agreement, attached hereto as Exhibit 10.1, dated as of July 1, 2002, between HSBC Bank and HRAC II, as amended from time to time. HRAC II, in turn, will transfer Receivables to the Registrant pursuant to the Receivables Purchase Agreement, attached hereto as Exhibit 10.3 (the “HRAC II-MRI RPA”), dated as of December 1, 2005, between HRAC II and the Registrant. The Registrant will continue to transfer Receivables to the Trustee.
     On December 1, 2005 upon the consummation of the Merger, the Registrant entered into that certain Third Amended and Restated Pooling and Servicing Agreement, attached hereto as Exhibit 4.1 (the “Third Pooling Agreement”), dated as of December 1, 2005, among the Registrant, HSBC Bank (as successor in interest to DMCCB by merger), as servicer, and the Trustee, which amended and restated the Second Pooling Agreement. Further, on December 1, 2005, pursuant to that certain Servicing Transfer Agreement, attached hereto as Exhibit 10.2, dated as of December 1, 2005, among the Registrant, HSBC Bank, the Trustee, and HSBC Finance, HSBC Bank assigned to HSBC Finance, an affiliate, its rights under the Third Pooling Agreement. Further, on December 1, 2005, the Registrant entered into that certain Fourth Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 2005, attached hereto as Exhibit 4.2 (the “Pooling and Servicing Agreement”), among the Registrant, HSBC Finance, as servicer, and the Trustee, which amended and restated the Third Pooling Agreement. Pursuant to the Pooling and Servicing Agreement, the Registrant will continue to transfer Receivables to the Trustee under the Pooling and Servicing Agreement.
     On and after December 1, 2005, HSBC Finance will service such Receivables.
     As a result of the Merger, HSBC Bank has become the originator of the Receivables.

     On and after December 1, 2005 and following the Merger, HSBC Bank (as successor in interest to DMCCB by merger) will no longer transfer Receivables to MCI under the DMCCB-MCI RPA and MCI will no longer transfer Receivables to MRI under the MCI-MRI RPA.
     This Current Report on Form 8-K is being filed to satisfy an undertaking to file copies of certain material definitive agreements.
Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Exhibits.
     The following are filed herewith. The exhibit numbers correspond with Item 601(b) of Regulation S-K.

Exhibit No.	Description
4.1	Third Amended and Restated Pooling and Servicing Agreement, dated December 1, 2005, among HSBC Bank Nevada, National Association, as Servicer, Metris Receivables, Inc., as Transferor, and U.S. Bank National Association, as Trustee of the Securityholders of the Metris Master Trust.

4.2	Fourth Amended and Restated Pooling and Servicing Agreement, dated December 1, 2005, among HSBC Finance Corporation, as Servicer, Metris Receivables, Inc., as Transferor, and U.S. Bank National Association, as Trustee of the Securityholders of the Metris Master Trust.

10.1	Second Amended and Restated Receivables Purchase Agreement, dated July 1, 2002, between HSBC Bank Nevada, National Association and Household Receivables Acquisition Company II, as amended by the First Amendment, dated, January 15, 2004, the Second Amendment dated June 30, 2004, the Third Amendment dated, April 27, 2005, and the Fourth Amendment, dated November 30, 2005.

10.2	Servicing Transfer Agreement, dated December 1, 2005, among Metris Receivables, Inc., HSBC Bank Nevada, National Association, U.S. Bank National Association, as Trustee, and HSBC Finance Corporation.

10.3	Receivables Purchase Agreement, dated December 1, 2005, between Household Receivables Acquisition Company II and Metris Receivables, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRIS RECEIVABLES, INC. (Registrant)
Date: December 5, 2005	By:	/s/ Steven H. Smith
(Signature)
Name: Steven H. Smith Title: Vice President and Assistant Treasurer